Exhibit 99.1

(NASDAQ:OSBC)

FOR IMMEDIATE RELEASE

December 26, 2017

FOR MORE INFORMATION CONTACT:

Brad Adams, Chief Financial Officer — Old Second Bancorp, Inc., (630) 906-5484

Sam Scott, Chairman — Greater Chicago Financial Corp., (989) 269-1869

OLD SECOND ANNOUNCES STRATEGIC ACQUISITION OF GREATER CHICAGO FINANCIAL CORP.

Old Second Bancorp, Inc. (Nasdaq: OSBC) and Greater Chicago Financial Corp. jointly announced today the signing of a definitive agreement and plan of merger (the “Agreement”) whereby Old Second Bancorp, Inc. will acquire Greater Chicago Financial Corp. and its wholly-owned bank subsidiary, ABC Bank, in an all cash transaction. Under the terms of the Agreement, Old Second Bancorp will acquire all of the outstanding common stock of Greater Chicago Financial Corp. in a transaction valued at approximately $41.1 million.

Sam Scott,  Chairman of Greater Chicago Financial Corp., stated, “I am proud of the Bank our team has built and the positive impact we have had on the communities we serve. We believe this transaction offers benefits to our customers and the communities we serve, value for our shareholders and opportunities for our employees. We are pleased to partner with Old Second, an organization with a demonstrated commitment to its communities.  We want to assure ABC Bank customers, shareholders and employees that we will work to make the process as smooth as possible as we progress towards the closing of the transaction.”

“We are extremely pleased to announce the acquisition of Greater Chicago Financial Corp. and ABC Bank,” commented James Eccher, President and Chief Executive Officer of Old Second Bancorp. “ABC Bank’s four offices and more than a  century of service in the Chicago market are a great complement to our existing footprint.  ABC Bank’s track record in meeting the credit needs of its communities is exemplary.   This opportunity increases our presence in the city,  allows us to leverage our existing capital and will provide customers of ABC Bank with an expanded menu of deposit,  lending and financial management products.”

ABC Bank had total assets of $350.4 million as of September 30, 2017, including $246.3 million of total loans.  The consideration represents approximately 119% of Greater Chicago Financial Corp.’s tangible book value as of September 30, 2017.  Old Second Bancorp will acquire and simultaneously retire $6.3 million of outstanding subordinated debentures of Greater Chicago Financial Corp.  The ultimate per share consideration for shareholders of Greater Chicago Financial Corp. will depend upon the conversion election of holders of approximately $2.0 million of subordinated debentures that are convertible to common stock.  The Agreement requires the purchase price to be increased by an amount equal to the aggregate amount of outstanding principal and accrued but unpaid interest of such converted indebtedness actually converted into Greater Chicago Financial Corp. common stock.  Under the terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, Greater Chicago Financial Corp. will merge into Old Second Bancorp and ABC Bank will merge into Old Second Bancorp’s wholly-owned bank subsidiary, Old Second National Bank.  Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval of the shareholders of Greater Chicago Financial Corp.

The transaction is expected to close in the second quarter of 2018. Old Second Bancorp expects the acquisition to be immediately accretive to earnings per share, exclusive of transaction and integration related expenses, and to yield a tangible book value earn back of approximately two years.

Greater Chicago Financial Corp. was advised by the investment banking firm of D.A. Davidson & Co. and the law firm of Robbins Salomon & Patt, Ltd.    Old Second Bancorp, Inc. was represented by the law firm of Nelson Mullins Riley & Scarborough LLP.

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc., headquartered in Aurora, Illinois, is the bank holding company for Old Second National Bank, which operates 25 banking offices across seven counties in northern Illinois.  At September 30, 2017,  Old Second Bancorp had $2.36 billion in assets. Old Second Bancorp, Inc.’s common stock trades on The NASDAQ Stock Exchange under the symbol OSBC. More information about Old Second Bancorp is available by visiting the “Investor Relations” section of its website www.oldsecond.com.

About Greater Chicago Financial Corp.

ABC Bank was incorporated in 1891 as Austin State Bank by the Castle Brothers. In 1987, Greater Chicago Financial Corp., a closely held nonpublic corporation, acquired Austin Bank of Chicago.  After 25 years, Austin Bank of Chicago was rebranded to what is now known as ABC Bank.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements relating to the expected timing of the closing of the transaction and the expected impact of the transaction on Old Second Bancorp’s future financial performance (including that it will be immediately accretive to earnings per share and the tangible book value earn back period).

Pro forma financial information is not a guarantee of future results and is presented for informational purposes only.  Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.  All forward-looking statements speak only as of the date of this press release. Neither Old Second Bancorp, Inc. nor Greater Chicago Financial Corp. undertakes any duty to update any forward-looking statement made herein. Risk factors relating both to the transaction and the integration of Greater Chicago Financial Corp. into Old Second Bancorp after closing include, with limitation:

•

Completion of the transaction is dependent on, among other things, receipt of regulatory approvals and receipt of Greater Chicago Financial Corp. shareholder approval, the timing of which cannot be predicted with precision at this point and which may not be received at all;

•	The impact of the completion of the transaction on Old Second Bancorp’s and Greater Chicago Financial Corp.’s financial statements will be affected by the timing of the transaction;
•

The transaction may be more expensive to complete and the anticipated benefits, including estimated cost savings and anticipated strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events;

•

The integration of Great Chicago Financial Corp.’s business and operations into Old Second Bancorp, which will include conversion of Great Chicago Financial Corp.’s operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Great Chicago Financial Corp.’s or Old Second Bancorp's existing businesses; and

•

Old Second Bancorp’s ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, Old Second Bancorp may incur more credit losses than expected, cost savings may be less than expected and customer attrition may be greater than expected.

These and other risk factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a forward-looking statement. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2016 for a description of some additional risk factors that may affect actual outcomes.